Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Commonwealth Biotechnologies, Inc. for the year ended December 31, 2011 of our report dated April 11, 2012 included in its Registration Statement on Form S-8 (No. 333-51074) and S-3 (No. 333-51078) relating to the financial statements for the years then ended.

/s/Witt Mares, PLC

Richmond, Virginia

April 13, 2012